United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2010
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 11, 2010, OXiGENE, Inc. (“OXiGENE” or the “Company”) issued a press release announcing that it will raise approximately $7.5 million in gross proceeds, before deducting placement agents’ fees and other estimated offering expenses, in a private placement of common stock of the Company and warrants to purchase common stock of the Company (the “Offering”) relating to the sale of (i) 6,578,945 shares of Common Stock and warrants as follows: (A) Series A Warrants to purchase 6,578,945 shares of Common Stock, which are exercisable immediately after issuance, have a 5-year term and a per share exercise price of $1.52; and (B) Short-Term Series B Warrants to purchase 6,578,945 shares of Common Stock, which will be exercisable at a per share exercise price of $1.14 on the earlier of the six month anniversary of the closing date or the date on which the Company’s stockholders approve the transaction, and shall expire on the later of three months from the effective date of the registration statement to be filed to register the resale by investors of the shares issued in this transaction and seven months from the closing date. The investors will also have the right to receive (C) a Series C Warrant for every Series B Warrant that they exercise, which would be exercisable on the earlier of the six month anniversary of the closing date or the date on which the Company’s stockholders approve the transaction, would expire five years after the date on which they become exercisable, and have a per share exercise price of $1.14. The exercise prices of the warrants are subject to adjustment under certain circumstances. In addition, the Company will be required to issue (ii) additional shares of Common Stock to the investors in the event that the price per share of the Common Stock is less than the price paid in this offering during a specified period following the later of the date on which the shareholders approve the transaction and the earlier of the date on which the investors’ securities have been registered for resale or are able to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended. The sale is expected to close on March 12, 2010, subject to the satisfaction of customary closing conditions. The Company’s press release dated March 11, 2010, announcing its agreement to sell the Common Stock and Warrants, is filed as exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.
     The Common Stock and Warrants to purchase Common Stock were offered and sold pursuant to  a Securities Purchase Agreement dated March 10, 2010. The gross proceeds to the Company from the Offering will be approximately $7.5 million. After deducting the fees of the placement agent and other estimated offering expenses, the net proceeds to the Company from the Offering will be approximately $6.9 million.
     The Series A, Series B and Series C warrants issued in connection with the offering contain anti-dilution protection upon the issuance of any common stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions. The warrants contain limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.9% of the total number of shares of the Company’s Common Stock then issued and outstanding (which limit may be raised to 9.9% upon the request of the holder). In addition, upon certain changes in control of OXiGENE, the holder of a Series A, Series B or Series C warrant can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding warrants.
     The Company will also issue additional shares of the Company’s Common Stock to the investors in the form of Series D Warrants to purchase Common Stock, which shall only be exercisable if the market price (as defined below) of the Company’s common stock on the 30th trading day following the earlier of (a) the effective date of the Registration Statement, and (b) the date on which the purchasers in the offering can freely sell their common stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) without restriction (the “Eligibility Date”) is less than the purchase price in the offering ($1.14). If made exercisable pursuant to the preceding adjustment mechanism, the Series D Warrants will become immediately exercisable and will have an exercise price of $0.001 per share to purchase a number of shares of the Company’s Common Stock such that the aggregate average price per share purchased by the investors is equal to the market price (defined as the average of the seven lowest closing prices of the common stock as reported on the Nasdaq Stock Market during the thirty trading days preceding the Eligibility Date).
     In connection with the offering, OXiGENE also entered into a registration rights agreement with the investors. Pursuant to the terms of the registration rights agreement, OXiGENE granted to the investors certain registration rights related to the shares of common stock sold in the private placement, including the shares to be acquired upon exercise of the warrants, and the warrants themselves. The Company is required to file a registration statement for the resale of the shares of common stock and warrants issued pursuant to the securities purchase agreement within 10 business days following the closing date of the offering and to use its reasonable best efforts to cause such registration statement to be declared effective within 40 calendar days following the closing date (or 70 calendar days following the closing date if the Securities and Exchange Commission determines to review the registration statement). OXiGENE may incur liquidated damages if it does not meet its registration obligations under the registration rights agreement. OXiGENE also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.
     The Company also entered into a voting agreement with Symphony ViDA Holdings LLC, holder of approximately 43% of the outstanding shares of the Company’s Common Stock, pursuant to which Symphony agreed to vote to approve the Offering and the transactions and agreements related thereto at any shareholder meeting.
      OXiGENE has also executed Amendment No. 3 to its Stockholder Rights Agreement with American Stock Transfer & Trust Company in order to exempt the issuances of securities in the offering from the operation of the Stockholder Rights Agreement.
     ROTH Capital Partners, LLC served as the sole placement agent for the offering.
     The Registration Rights Agreement, form of Series A Warrant, form of Series B Warrant, form of Series C Warrant, form of Series D Warrant, Amendment No. 3 to Stockholder Rights Agreement, Securities Purchase Agreement, and Voting Agreement used in connection with the Offering are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Registration Rights Agreement, form of Series A Warrant, form of Series B Warrant, form of Series C Warrant, form of Series D Warrant, Amendment No. 3 to Stockholder Rights Agreement, Securities Purchase Agreement, and Voting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.
     The securities issued in the offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.
Item 3.02 Unregistered Sales of Equity Securities.
     The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of March 10, 2010, by and among the Company and the Buyers named therein.

4.2	Form of Series A warrant.

Exhibit Number	Description

4.3	Form of Series B warrant.

4.4	Form of Series C warrant.

4.5	Form of Series D warrant.

4.6	Amendment No. 3 to Stockholder Rights Agreement, dated as of March 10, 2010, by and between the Company and American Stock Transfer and Trust Company.

10.1	Securities Purchase Agreement, dated as of March 10, 2010, by and among the Company and the Buyers named therein.

10.2	Voting Agreement, dated as of March 10, 2010, by and between the Company and Symphony ViDA Holdings LLC.

99.1	Press release, dated March 11, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: March 11, 2010	/s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of March 10, 2010, by and among the Company and the Buyers named therein.

4.2	Form of Series A warrant.

4.3	Form of Series B warrant.

4.4	Form of Series C warrant.

4.5	Form of Series D warrant.

4.6	Amendment No. 3 to Stockholder Rights Agreement, dated as of March 10, 2010, by and between the Company and American Stock Transfer and Trust Company.

10.1	Securities Purchase Agreement, dated as of March 10, 2010, by and among the Company and the Buyers named therein.

10.2	Voting Agreement, dated as of March 10, 2010, by and between the Company and Symphony ViDA Holdings LLC.

99.1	Press release, dated March 11, 2010.